UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                                  FORM 8-K

                               CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of

                    The Securities Exchange Act of 1934

                     Date of Report:  August 14, 1997
                    (Date of earliest event reported)

                            LIDAK PHARMACEUTICALS
           (Exact name of registrant as specified in its charter)

                                CALIFORNIA
                 (State or other jurisdiction of incorporation)

             0-18734                             33-0314804
	(Commission File Number)         	(IRS Employer Identification No.)

     11077 North Torrey Pines Road, La Jolla, California     92037
       (Address of principal executive offices)           (Zip code)

                               (619) 558-0364
            (Registrants telephone number, including area code)

Item 5.  OTHER EVENTS

	Between August 14, 1997 and August 18, 1997, the Company issued a total of 877,957 shares of its Class A Common Stock, in connection with the conversion of $1,650,000 in total principal amount of the Convertible Note (the "Note") originally issued as part of a private placement to an institutional investor on February 26, 1997. After these conversions, the principal amount of the Note outstanding is $2,415,460.27. The Company also issued Class G Stock
Purchase Warrants to purchase a 438,980 shares of its Class A Common Stock in connection with the above conversions.

	The Note accrues interest at an annual rate of 7%, beginning August 26, 1997 and is due and payable on February 26, 2000 if and to the extent the
Note is not previously converted pursuant to its terms. The Note is convertible (subject to certain maximum share limitations discussed below) at the option of the holder into shares of Class A Common Stock at a price equal to 85% of the Market Price per share (as defined in the Note) on the date of conversion. Pursuant to the terms of the Note, the holder is entitled to receive (i) a Class G Stock Purchase Warrant for each two shares of Class A Common Stock issued to the holder upon conversion of the Note, and (ii) a certain number of Class G Stock Purchase Warrants in the event that the Company prepays the Note. Each Class G Stock Purchase Warrant is exercisable beginning August 26, 1997, or the first date after February 26, 1997 when the trading price of the Class A Common Stock is $6.00 or more, for a period of five years from the date of issue into one share of Class A Common Stock at an exercise price of $2.97 per share.

	The $6.0 million principal amount of the Note is convertible into an aggregate maximum of 7,257,467 shares of Class A Common Stock. Including the above issuances, a total of 2,011,640 shares of Class A Common Stock and 1,005,820 Class G Stock Purchase Warrants have been issued to date in connection with the conversions of the Note. In the event that the shares of Class A Common Stock underlying the Note cannot be issued upon request for conversion due to the above referenced maximum share limitation, the Company is immediately obligated to repay the original principal of that portion of the Note which is presented for conversion and cannot be converted, together with (i) a premium equal to 17.64% of such principal plus any accrued and unpaid interest, and (ii) that number of Class G Stock Purchase Warrants equal to 50% of the principal plus interest divided by the conversion price on the date of payment.

  	SIGNATURES


		Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	LIDAK PHARMACEUTICALS

Date:  August 20, 1997            By:/s/ Susan Yeagley Sullivan
                                  ------------------------------
                                  Vice President, Chief Financial Officer
                                       and Secretary